Myers Industries, Inc. Scepter Acquisition Conference Call July 9, 2014

Statements in this presentation concerning the Company’s goals, strategies, and expectations for business and financial results may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current indicators and expectations.  Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we "believe," "expect," or "anticipate" will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).  You should review this presentation with the understanding that actual future results may be materially different from what we expect.  Many of the factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statement.  We do not intend, and undertake no obligation, to update these forward-looking statements.  These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements.  Such risks include: (1) changes in the markets for the Company’s business segment; (2)  changes in trends and demands in the markets in which the Company competes; (3) unanticipated downturn in business relationships with customers or their purchase; (4) competitive pressures on sales and pricing; (5) raw material availability, increases in raw material costs, or other production cost; (6) harsh weather condition; (7) future economic and financial conditions in the United States and around the world; (8) inability of the Company to meet future capital requirements; (9) claims, litigation and regulatory actions against the
Company; (10) changes in laws and regulations affecting the Company; (11) the Company’s ability to execute the components of its strategic plan; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange
Commission.
Myers Industries, Inc. encourages investors to learn more about these risk factors. A detailed explanation of these factors is available in the Company’s publicly filed quarterly and annual reports, which can be found online at www.myersind.com and at the
SEC.gov web site.
EBITDA, adjusted EBITDA, free cash flow and net debt are not defined terms under U.S. generally accepted accounting principles
(non-GAAP measures). Non-GAAP measures should not be considered in isolation or as a substitute for net income, cash flow or total debt figures prepared in accordance with GAAP and may not be comparable to similarly titled measures calculated by other companies.
Forward Looking Statements; Non GAAP Measures
Exhibit 99.1

Myers Industries Overview

•
NYSE: MYE
•
Founded in 1933
•
Headquartered in Akron, Ohio
•
3600 employees
•
International manufacturer of polymer products
•
Wholesale distributor for tire repair and retread products

Scepter Overview
•
Founded in Ontario in 1949
•
Headquartered in Toronto, Ontario
•
350 employees
•
Industry leading manufacturer of polymer products
that serve four markets:
•
Consumer
•
Military
•
Marine
•
Industrial

Scepter Acquisition Overview
•
Acquisition completed July 2, 2014
•
Purchase price was $157M
•
Purchased Scepter Corporation (Canadian company) and
Scepter Manufacturing, LLC (U.S. company)
•
Third bolt-on acquisition in Material Handling in two
years
•
2013 annual sales approximately $100M
• Represents an almost 30% increase to the Material Handling Segment
2013 sales

Scepter Acquisition Rationale
•
Immediately enhances Myers’ overall profitability, free
cash flow and return on invested capital
•
Complements Material Handling Segment in end markets,
products, and technologies
•
Aligns closely with core growth platforms
• Storage and Safety Products
• Specialty Molding
•
Provides Myers opportunity to move into adjacent
markets – military and consumer
•
Expands geographic reach

Scepter Transaction Economics
•
Purchase price $157M
•
Trailing twelve months EBITDA $23.5M
• EBITDA multiple of 6.7 times before synergies
•
Myers increased its senior secured revolving credit facility to $300M to fund acquisition
• Other terms of the facility remain unchanged
• Proceeds from the divestiture of the Lawn & Garden Segment will be used to pay down debt

•
Expected to be immediately accretive to adjusted earnings
per share
•
Annual synergies of more than $2.0M are anticipated

Additional Recent Announcements & Events
•
Commencement of the sale of the Lawn & Garden
Segment
•
Two-phase restructuring complete
•
Engaged William Blair to assist with the sales process
•
Expect the sale to be completed in less than twelve months
•
Reported as discontinued operation in second quarter Form 10Q filing
•
Sale of WEK Industries, Inc. to Industrial Opportunity
Partners
•
Sale price of approximately $19.5M
•
Segment reporting realignment
•
Reduces our reporting segments from four to two
•
Starts with the second quarter Form 10Q filing
•
Two reportable segments
•
Material Handling
•
Distribution

Appendix 9

Scepter EBITDA Reconciliation (Unaudited)

(1) Earnings before interest and taxes of Scepter Corporation and Scepter Manufacturing, LLC (Scepter).
($ millions USD)
TTM 5/31/2014
EBIT
(1)
$         18.2
Depreciation and Amortization
EBITDA $         23.5
5.3

Scepter Markets & Products

Consumer Segment
•
Automotive fuel containers
•
“Flo n’ go” fluid transfer system
Marine Segment
•
Remote outboard engine fuel tanks
•
Fuel transfer systems
Military Segment
•
Ammunition packaging
•
Fuel and water canisters
Industrial Segment
•
Food and beverage handling
•
Storage cotainers

Patch Rubber
REPAIR
SEALER

MYERS
INDUSTRIES,
INC.